UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2013

CAMBRIDGE HEART, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 Ames Pond Drive, Tewksbury, MA	01876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-654-7600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.

On January 8, 2013, Cambridge Heart, Inc. (the “Company”) announced that its preliminary revenue for the quarter and year ended December 31, 2012 was $305,000 and $1,740,325, respectively, and that its cash and cash equivalents as of December 31, 2012 was $38,000.   The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 2, 2013, in view of both the Company’s limited cash resources and the fact that the Company’s strategic alternatives process has not yet resulted in a definitive transaction, the Board of Directors and management of the Company decided to reduce the size of the Company’s workforce to 5 employees in order to align the Company’s operating expenses with projected revenues.  Based on the reduced operating expenses, the Company expects to achieve cash flow breakeven on current revenue levels, while maintaining sufficient staffing to fulfill customer orders and provide ongoing customer service.  The effected employees were released effective January 4, 2013.

In connection with the reduction in force and restructuring described above, Ali Haghighi-Mood the Company’s President and Chief Executive Officer, Roderick de Greef, Chairman of the Board and Vincenzo LiCausi, the Company’s Chief Financial Officer, stepped down as employees of the Company effective January 4, 2013.  Pursuant to their severance or employment agreements, each of Messrs. Haghighi-Mood, de Greef and LiCausi is owed severance benefits, however at this time the Company is unable to satisfy its obligation to make these severance payments.  Dr. Haghighi-Mood and Mr. LiCausi also stepped down as officers of the Company.  Mr. de Greef will continue to serve as Chairman of the Board of Directors of the Company and will also serve as interim President and Treasurer of the Company, on an unpaid basis.  Dr. Haghighi-Mood will remain a Director of the Company in order to assist the Company in pursuing its ongoing strategic initiatives.

Item 8.01. Other Events.

As of January 3, 2013, 100,112,960 shares of the Company’s common stock were outstanding. On an as-converted basis, the Company has 124,659,416 shares of common stock issued and outstanding, including 100,112,960 shares of common stock issued, 4,180,602 shares issuable upon conversion of the Series C-1 Convertible Preferred Stock and 20,365,854 shares issuable upon conversion of the Series D Convertible Preferred Stock.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits.

99.1           Press release dated January 8, 2013.

Forward Looking Statements

Statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements. In some cases, we use words such as "believes", "expects", "anticipates", "plans", "estimates", "could", and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties.  Forward-looking statements include statements about the anticipated reduction in operating expenses, projected revenues, the Company's belief that it will be able to support its existing customer base with a reduced staff, the Company’s expectation that it can achieve break even cash flows and the Company’s expectations with regard to its clinical strategies. Actual results may differ materially from those indicated by these forward-looking statements. Factors that may cause or contribute to such differences include failure to obtain funding necessary to fund operations and to develop or enhance our technology, adverse results in future clinical studies of our technology, material deviations from our current operating plan, lower than expected sales, failure to obtain or maintain adequate levels of government and third-party reimbursement for use of our MTWA test, customer delays in making final buying decisions, decreased demand for our products, failure to obtain or maintain patent protection for our technology, overall economic and market condition  and other factors identified in our most recent Annual Report on Form 10-K under “Risk Factors”, which is on file with the SEC and available at www.sec.gov.  In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so except as may be legally necessary, even if our estimates should change.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: January 8, 2013	By:	/s/ Roderick de Greef
Name: Roderick de Greef
Title: Chairman and Interim President

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